WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES             EXHIBIT 12
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                                                            Nine Months        Year
                                                               Ended           Ended
                                                           September 30,    December 31,
(A) Excluding interest on deposits                             1998            1997
                                                           -------------    ------------
Earnings:
  Income before income taxes                                  $944,603         $869,119
  Less capitalized interest                                       (548)            (167)
  Fixed charges                                                732,007          884,806
                                                            ----------       ----------
    Earnings as adjusted                                    $1,676,062       $1,753,758
                                                            ==========       ==========

Fixed charges:
  Interest on purchased and other
    short term borrowed funds                                 $429,600         $478,162
  Interest on long-term debt                                   285,712          387,107
  Portion of rents representative of the
    interest factor (1/3) of rental expense                     16,695           19,537
                                                            ----------       ----------
     Fixed charges                                            $732,007         $884,806
                                                            ==========       ==========


Ratio of earnings to fixed charges                                2.29 X           1.98 X

(B) Including interest on deposits:
Adjusted earnings from (A) above                            $1,676,062       $1,753,758
Add interest on deposits                                     1,032,458        1,303,549
                                                            ----------       ----------
Earnings as adjusted                                        $2,708,520       $3,057,307
                                                            ==========       ==========


Fixed charges:
  Fixed charges from (A) above                                $732,007         $884,806
  Interest on deposits                                       1,032,458        1,303,549
                                                            ----------       ----------
Adjusted fixed charges                                      $1,764,465       $2,188,355
                                                            ==========       ==========
Adjusted earnings to adjusted fixed
  charges                                                         1.54 X           1.40 X

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